                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant   [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement                         [ ] Confidential, For Use of the Com-
                                                            mission Only (as permitted by
                                                            Rule 14a-6(e) (2))

[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Under Rule 14a-12

                               SL Industries, Inc.
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                (Name of Registrant as Specified in Its Charter)

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          (Name of Person (s) Filing Proxy Statement, if Other Than the

Registrant) Payment of Filing Fee (Check the appropriate box):
        [X] No fee required
        [ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and
            0-11.
        (1) Title of each class of securities to which transaction applies:

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        (2) Aggregate number of securities to which transaction applies:

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        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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        (4) Proposed maximum aggregate value of transaction:

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        (5) Total fee paid:

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        [ ] Fee paid previously with preliminary materials:

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        [ ] Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
        (1) Amount previously paid:

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        (2) Form, Schedule or Registration Statement No.:

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        (3) Filing Party:

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        (4) Date Filed:

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



        The following is the text of a letter scheduled to be sent by Owen Farren, Chairman of the Board of SL Industries, Inc. (the "Registrant") to the Registrant's shareholders on December 3, 2001, requesting that the shareholders vote for management's candidates for election to the Registrant's board of directors instead of the candidates nominated by a dissident shareholder group calling itself the "RORID Committee":

[SL INDUSTRIES LOGO]
                                                                December 3, 2001



Dear Fellow SL Industries Shareholders:

I am writing this letter to ask for your support in fighting a threat to our Company's long-term success. Calling themselves the "RORID Committee," Warren Lichtenstein and his associates are attempting to take control of our Board of Directors at the annual meeting of shareholders we called for January 22, 2002.

We anticipate that the Lichtenstein group will ask for your proxies to support their director slate comprised solely of members of their group who advocate an immediate sale of our Company. We strongly urge you to disregard their solicitation; instead, we ask that, after you receive our proxy materials, you provide us with your proxy. DO NOT VOTE THE LICHTENSTEIN GROUP'S GOLD PROXY CARD.

Your Board of Directors has always been committed to maximizing values for all shareholders. To help achieve this objective, we retained Credit Suisse First Boston in February 2001 to assist us in evaluating a variety of strategic alternatives.

With CSFB's assistance, we explored a sale of SL Industries by soliciting potential purchasers for the entire Company and for its individual business units. However, at the time the solicitation process began, the economy was entering a recession, led by historic declines in the semiconductor and telecommunications industries. SL Industries was particularly hard hit by the downturn in these industries. As a result, we believe prospective purchasers submitted bids at prices that do not reflect the full value of the business. With CSFB's advice, we concluded that an immediate sale of our Company was not in the best interests of our shareholders.

During the process of soliciting potential purchasers, we managed SL Industries' business units to adapt to these difficult times. With aggressive cash management, cost reductions and restructuring activities, our financial condition has improved significantly over the past several months. With an anticipated economic recovery in 2002, we believe we are well positioned to generate solid financial results and enhance the value of our Company and its business units. We believe our Company's improved operating performance will enable all of our shareholders to have the opportunity to enjoy greater values over a reasonable period of time.

Mr. Lichtenstein disagrees. In discussions with your management team and in his proxy materials, he has indicated that he favors an immediate liquidation of our Company.

WE THINK THE LICHTENSTEIN GROUP IS WRONG. WE BELIEVE OUR COMPANY IS WORTH MORE THAN CAN BE ACHIEVED AT A "FIRE SALE." INDEED, WE BELIEVE OUR SHAREHOLDERS WILL SUPPORT THE BOARD OF DIRECTORS' EFFORTS TO PRESIDE OVER THE ORDERLY SALE OR OTHER DISPOSITION OF OUR COMPANY'S KEY BUSINESS UNITS IN A MANNER DESIGNED TO MAXIMIZE VALUES FOR ALL SHAREHOLDERS.

In the coming weeks, you will receive from your Board of Directors the notice of our annual meeting of shareholders, the related proxy statement and management's WHITE proxy card. The proxy statement will contain important information that should be read carefully before any decision is made with respect to your vote. The proxy statement will be made available to all shareholders at no expense and will also be available free of charge at the SEC's website at www.sec.gov. PLEASE READ THE PROXY MATERIALS MANAGEMENT DISTRIBUTES AND RETURN THE WHITE PROXY CARD AS PROMPTLY AS POSSIBLE. Do not vote the Lichtenstein group's GOLD proxy card.

Do not succumb to Mr. Lichtenstein's promises for immediate returns. We strongly believe that the interests of all shareholders will be best served by supporting management's nominees for election as directors. The election of management's nominees will result in the retention of senior managers who will remain committed to implementing operating improvements at our key business units. In the interim, management is pursuing several initiatives to increase shareholder value in the near future, which will be publicly disclosed as soon as they can be effected. This will enable us to enhance the value of our business units and afford us the ability to package our Company or its business units for a sale or another type of disposition over a reasonable period of time at prices that reflect increased values rather than merely disposing of our Company or its business units at a fire sale price.

With your support, we can achieve a result that is in the best interests of all shareholders.

Sincerely,

/s/ Owen Farren
---------------

Owen Farren
Chairman of the Board



The participants in the solicitation described above include the directors and executive officers of the Company, who may have an interest in the solicitation, including as a result of holding stock or options of the Company and being party to employment agreements and change-in-control agreements with the Company. A detailed list of the names and interests of the Company's directors and executive officers will be contained in the Company's proxy statement for its annual meeting to be held in 2002 which will be sent to shareholders as described above. Except as discussed above, to the knowledge of the Company, none of the directors, executive officers or employees of the Company named above has any interest, direct or indirect, by security holdings or otherwise in the solicitation.

This letter contains forward looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including, among others, our ability to improve our financial condition with improvement in the economy, the ability of our shareholders to enjoy greater values over a reasonable period of time than can be achieved in an immediate sale and our ability to enhance the value of our business units. There are important factors that could cause actual results to differ materially from those expressed or implied by such forward looking statements including a lack of improvement in the economy due to increased competition, a decrease in demand for our products or a reduction in our customer base, a failure of our stock price to respond to improvements in financial performance, a decision by our shareholders not to support the Company's Board of Directors, operating improvements not resulting in enhanced shareholder value and other factors discussed in our filings with the SEC.

THE REGISTRANT IS THE PARTICIPANT IN THIS SOLICITATION. ADDITIONAL INFORMATION REGARDING THE REGISTRANT IS AVAILABLE IN ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, AND ITS QUARTERLY REPORTS ON FORM 10-Q FOR THE PERIODS ENDED MARCH 31, 2001, JUNE 30, 2001, AND SEPTEMBER 30, 2001, COPIES OF WHICH ARE AVAILABLE WITHOUT CHARGE TO SHAREHOLDERS BY UPON WRITTEN REQUEST
TO: DAVID R. NUZZO, SECRETARY, SL INDUSTRIES, INC., SUITE A-114, 520 FELLOWSHIP ROAD, MT. LAUREL, NEW JERSEY 08054. THE REGISTRANT'S ANNUAL REPORT ON FORM 10-K AND ITS QUARTERLY REPORTS ON FORM 10-Q ARE ALSO AVAILABLE WITHOUT CHARGE FROM THE COMMISSION'S WEBSITE AT WWW.SEC.GOV.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. A COPY OF THE PROXY STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS, WILL BE AVAILABLE WITHOUT CHARGE TO SHAREHOLDERS BY UPON WRITTEN REQUEST TO: DAVID R. NUZZO, SECRETARY, SL INDUSTRIES, INC., SUITE A-114, 520 FELLOWSHIP ROAD, MT. LAUREL, NEW JERSEY 08054. THESE DOCUMENTS WILL ALSO BE AVAILABLE WITHOUT CHARGE FROM THE COMMISSION'S WEBSITE AT WWW.SEC.GOV.